UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  February 14, 2017
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. Heidloff
On February 16, 2017, Diebold Nixdorf, Incorporated (the “Company”) announced that in connection with the registration and effectiveness of the domination and profit and loss transfer agreement between Diebold Holding Germany Inc. & Co. KGaA, a German partnership limited by shares and a wholly owned subsidiary of the Company, and Diebold Nixdorf AG (f/k/a Wincor Nixdorf AG), an indirect subsidiary of the Company, Mr. Eckard Heidloff resigned from his position as President of the Company, effective March 31, 2017.
On February 16, 2017, Mr. Heidloff and Diebold Nixdorf AG agreed that Mr. Heidloff be entitled to receive the severance benefits under a separation agreement, dated February 16, 2017 (the “Separation Agreement”). Under the Separation Agreement, Mr. Heidloff will receive a severance payment in the amount of €4,310,810, payable on March 31, 2017. He will also receive severance payments of €350,000 and €350,000, respectively, in each case payable on March 31, 2017, based on his pro rata short-term and pro rata long-term variable remuneration for Diebold Nixdorf AG’s fiscal year 2016/2017. Mr. Heidloff will continue to be entitled to exercise the stock options allocated to him as long-term variable remuneration in accordance with his employment agreement for the years 2013, 2014, 2015 and 2016 pursuant to the terms of the Wincor Nixdorf Stock Option Plan. He will also continue to receive his monthly fixed remuneration and monthly fringe benefits until March 31, 2017. The severance benefits were approved by the Compensation Committee of the Company.
Dr. Wunram
On and effective as of February 16, 2017, the Board of Directors of Diebold Nixdorf, Incorporated (the “Board”) elected Dr. Jürgen Wunram to the Board. Dr. Wunram fills the position created by the increase of the size of the Board from twelve to thirteen directors, which is disclosed in Item 5.03 of this Current Report on Form 8-K. Dr. Wunram will serve as director until his successor has been chosen and elected or until his earlier resignation or removal. The Board will recommend to the Company’s shareholders the election of Dr. Wunram as director at the 2017 Annual Meeting of Shareholders and will include him in the slate of directors presented in the Company’s next definitive proxy statement. No committee assignments have been made regarding Dr. Wunram.
Additionally, on and effective as of February 16, 2017, the Chief Executive Officer of the Company, pursuant to his authority under the Company’s Amended and Restated Code of Regulations, appointed Dr. Wunram as Chief Operating Officer of the Company with responsibility for integration, the Company’s EMEA and retail businesses, the Company’s subsidiary, AEVI International GmbH, as well as IT, security, quality and indirect procurement. Dr. Wunram previously served as Chief Integration Officer of the Company, a position he held since August 2016.
Dr. Wunram, age 58, also currently serves as Chief Financial Officer, Chief Operating Officer and Deputy Chief Executive Officer and President of Diebold Nixdorf AG and has been appointed Chief Executive Officer of Diebold Nixdorf AG, effective April 1, 2017. He has served as the Chief Financial Officer, Chief Operating Officer, and as a member of the management board of Diebold Nixdorf AG since 2007. In 2013, he was also appointed Deputy Chief Executive Officer of Diebold Nixdorf AG. Dr. Wunram began working with Diebold Nixdorf AG in 1993 as a consultant with McKinsey & Company, a leading management consulting firm. Prior to that, he led McKinsey’s Hamburg office and was a member of the leadership team for the European High-Tech Sector and Operations Practice. Dr. Wunram holds a doctorate in mathematics from the University of Hamburg, Germany.
Pursuant to the terms of an offer letter issued by the Company, effective February 16, 2017 (the “Offer Letter”), Dr. Wunram will be entitled to an annual base salary of €535,000, in addition to continued participation in the Company’s performance-based annual cash bonus plan with a target equal to 100% of base salary and equity incentive plan with an annual target of 200% of annual base salary. In connection with Dr. Wunram’s election to the Board, Dr. Wunram agreed to dispose of his Diebold Nixdorf AG shares.
Dr. Wunram’s existing employment contract with Diebold Nixdorf AG, which expires on February 28, 2019 in accordance with its terms, will continue in effect, as amended and subject to the terms of the Offer Letter. Pursuant to his existing employment contract, for Diebold Nixdorf AG’s fiscal year ended September 30, 2016, Dr. Wunram received base compensation of €500,000, non-performance-based fringe benefits of €25,618.51, performance-based short-term variable compensation of €1,000,000, performance-based long-term variable compensation in the form of his participation in Diebold Nixdorf AG's share option program 2012 of €1,079,808.36, and pension accruals of €100,000. Dr. Wunram is also entitled to certain pension commitments, the total amount of which was €1,196,200 at September 30, 2016. Pursuant to the Offer Letter,

Dr. Wunram shall be entitled to severance benefits as and to the extent provided in the Company’s Senior Leader Severance Plan.
On February 16, 2017, the Company issued a press release concerning certain events relating to this Item 5.02. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 14, 2017, the Board adopted amendments to the Company’s Amended and Restated Code of Regulations (the “Regulations”) to implement proxy access and make certain other conforming and related changes. Article III Section 5 of the Regulations has been added to permit a shareholder, or a group of up to 20 shareholders in aggregate, owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Regulations. The Regulations include changes to Article III Section 4 to further implement proxy access and amend the advance notice requirements. These Regulations are effective as of February 14, 2017.
Additionally, on February 16, 2017, the Board resolved to amend Section 1 of Article III of the Regulations, by increasing the size of the Board from twelve (12) directors to a total of thirteen (13) directors effective as of February 16, 2017. Specifically, the entire first paragraph of Section 1 of Article III of the Regulations is stricken in its entirety and replaced as follows:
“Section 1 - Number, Election and Term of Office
Except as otherwise expressly provided in the Articles of Incorporation, the Board of Directors shall be composed of not more than thirteen (13) persons nor less than five (5) persons unless this number is changed by: (1) the shareholders in accordance with the law of Ohio, or (2) the vote of the majority of the Directors in office. The Directors may increase the number to not more than thirteen (13) and may decrease the number to not less than five (5) persons. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.”
Except as stated above, the Regulations are unchanged.
The foregoing is a summary of the changes introduced by the amendments described above. A copy of the Regulations, as amended, is included as Exhibit 3.1(i) of this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Regulations, marked to show the changes described in this Item 5.03, is included as Exhibit 3.1(ii) of this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01    Other Events
On February 14, 2017, the Company announced that the domination and profit and loss transfer agreement between Diebold Holding Germany Inc. & Co. KGaA (“Diebold KGaA”) and Diebold Nixdorf AG (the “Domination and Profit and Loss Transfer Agreement”), dated September 26, 2016, became effective on February 14, 2017, as a result of its registration with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn.
Under the Domination and Profit and Loss Transfer Agreement, subject to certain limitations pursuant to applicable law, (i) Diebold KGaA is entitled to issue binding instructions to the management board of Diebold Nixdorf AG, (ii) Diebold Nixdorf AG will transfer all of its annual profits to Diebold KGaA, subject to, among other things, the creation (or dissolution) of certain reserves, and (iii) Diebold KGaA will generally absorb all annual losses incurred by Diebold Nixdorf AG. In addition, subject to certain limitations pursuant to applicable law, the Domination and Profit and Loss Transfer Agreement provides that Diebold Nixdorf AG shareholders be offered, at their election, (i) to put their Diebold Nixdorf AG shares to Diebold KGaA in exchange for a compensation in cash of €55.02 per share, and (ii) to remain Diebold Nixdorf AG shareholders and receive a recurring compensation in cash of €3.13 (€2.82 net under the current taxation regime) for each full fiscal year of Diebold Nixdorf AG and for each share.
On February 14, 2017, the Company issued a press release concerning certain events relating to this Item 8.01. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The description of the Domination and Profit and Loss Transfer Agreement in this document is qualified in its entirety by the

Domination and Profit and Loss Transfer Agreement, an English translation of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 29, 2016 (File No. 1‑4879).
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements contained in this communication regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, the business combination with Diebold Nixdorf AG, the effectuation of personnel changes within the Diebold Nixdorf Group and the consummation of the domination and profit-and-loss transfer agreement. Such forward-looking statements are based on the current expectations of Diebold Nixdorf, Incorporated and involve risks and uncertainties because such statements relate to events and depend on circumstances that may or may not occur in the future; consequently, actual results may differ materially from those expressed or implied in the statements. Forward-looking statements are not guarantees of future performance. In addition, risks and uncertainties related to the domination and profit-and-loss transfer agreement include, but are not limited to, risks associated with appraisal proceedings in relation to the domination and profit-and-loss transfer agreement, the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement or the domination and profit-and-loss transfer agreement and risks associated with the impact the business combination agreement, the personnel changes and the domination and profit-and-loss transfer agreement and any related litigation may have on the business and operations of the combined company, including on the ability of the combined company to retain and hire key personnel, and maintain relationships with its suppliers. These risks, as well as other risks are more fully discussed in Diebold Nixdorf, Incorporated’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Any forward looking statements speak only as at the date of this document. Except as required by applicable law, neither Diebold Nixdorf, Incorporated nor Diebold Nixdorf AG undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:
3.1(i)    Amended and Restated Code of Regulations of Diebold Nixdorf, Incorporated.
3.1(ii)    Amended and Restated Code of Regulations of Diebold, Nixdorf, Incorporated (marked to show changes).
99.1    Press release issued by the Company, dated February 16, 2017, concerning certain events relating to Item 5.02 in this Current Report on Form 8-K.
99.2    Press release issued by the Company, dated February 14, 2017, concerning certain events relating to Item 8.01 in this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
February 17, 2017	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1(i)	Amended and Restated Code of Regulations of Diebold Nixdorf, Incorporated
3.1(ii)	Amended and Restated Code of Regulations of Diebold Nixdorf, Incorporated (marked to show changes).
99.1	Press release issued by the Company, dated February 16, 2017, concerning certain events relating to Item 5.02 in this Current Report on Form 8-K.
99.2	Press release issued by the Company, dated February 14, 2017, concerning certain events relating to Item 8.01 in this Current Report on Form 8-K.